                                                                   EXHIBIT 10(a)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 30, 1999, is by and between RELIASTAR FINANCIAL CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), the Lenders which are signatories hereto (individually, a "Lender" and, collectively, the "Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Lenders, as agent for the Lenders (in such capacity, the "Agent").

                                    ARTICLE I
                                    ---------

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "Adjusted Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by
         1.00 minus the Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Revolving Loans by a Lender as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Base Rate Advance.

                  "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Agent": As defined in the opening paragraph hereof.

                  "Agent's Fees": As defined in Section 2.10.

                  "Aggregate Revolving Commitment Amounts": As of any date, the sum of the Aggregate Revolving 364-Day Commitment Amounts and the Aggregate Revolving 3-Year Commitment Amounts.

                  "Aggregate Revolving 364-Day Commitment Amounts": As of any date, the sum of the Revolving 364-Day Commitment Amounts of all the Lenders.

                  "Aggregate Revolving 3-Year Commitment Amounts": As of any date, the sum of the Revolving 3-Year Commitment Amounts of all the Lenders.

                  "Annual Statement":With respect to any Insurance Subsidiary, the annual statutory financial statement of such Insurance Subsidiary required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law, together with all exhibits, schedules, certificates or actuarial opinions filed or delivered therewith.

                  "Applicable Insurance Regulatory Authority": With respect to any Insurance Subsidiary, the insurance commission or similar Governmental Authority located in the state in which such Insurance Subsidiary is domiciled and any Federal insurance Governmental Authority, if any, and any successor to any of the foregoing.

                  "Applicable Lending Office": For each Lender and for each type of Advance, the office of such Lender identified as such Lender's Applicable Lending Office on the signature pages hereof or such other domestic or foreign office of such Lender (or of an Affiliate of such Lender) as such Lender may specify from time to time, by notice given pursuant to Section 9.4, to the Agent and the Borrower as the office by which its Advances of such type are to be made and maintained.

                  "Applicable Margin": As of any date with respect to Eurodollar Rate Advances constituting portions of Revolving 364-Day Loans or Revolving 3-Year Loans, as the case may be, and as of any date with respect to Facility Fees relating to Revolving 364-Day Commitments or Revolving 3-Year Commitments, as the case may be, the applicable percentage set forth below with the caption Eurodollar Margin-Revolving 364-Day, Eurodollar Margin-Revolving 3-Year, Facility Fee - Revolving 364-Day and Facility Fee-Revolving 3-Year, as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to Index Funded Debt:

Index Funded             Eurodollar                                    Eurodollar
Debt Level               Margin                 Facility Fee           Margin                 Facility Fee
                         Revolving              Revolving              Revolving              Revolving
                         364-Day                364-Day                3-Year                 3-Year
----------------------------------------------------------------------------------------------------------
Level 1                  0.32%                  0.13%                  0.30%                  0.15%
A-/A3 or higher
----------------------------------------------------------------------------------------------------------
Level 2                  0.420%                 0.155%                 0.40%                  0.175%
BBB+/Baa1
----------------------------------------------------------------------------------------------------------
Level 3                  0.645%                 0.230%                 0.625%                 0.25%
BBB/Baa2 or below
----------------------------------------------------------------------------------------------------------

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Funded Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level 3; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Funded Debt shall be in different Levels, the Applicable Margin shall be based on the rating in the lower of the two Levels; provided, however, that if one rating is in Level 2 and the other rating is (x) A, A2 or above or
(y) BBB or Baa2, the rating in the higher of the two Levels shall apply, and
(iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Funded Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Base Rate": For any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the Reference Rate then in effect.

                  "Base Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Base Rate.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrower": As defined in the opening paragraph hereof.

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open in Minneapolis, Minnesota.

                  "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (b) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower (other than by reason of death, disability or scheduled retirement); or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract which will result in its or their acquisition of, control over securities of the Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                  "Closing Date": June 30, 1999.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Consolidated Net Worth": As of any date of determination, the consolidated shareholders' equity of the Borrower and its Subsidiaries (plus trust originated preferred securities), as determined on a consolidated basis in accordance with GAAP; provided that, for purposes of computing Consolidated Net Worth, the ongoing effect of Statement of Financial Accounting Standards no. 115 ("Accounting for Certain Investments in Debt and Equity Securities") ("FASB 115") shall be excluded.

                  "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise:
         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor,
         (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default": Any event described in Section 7.1.

                  "Existing Loans": The Indebtedness existing under that certain Credit Agreement dated as of April 7, 1995 by and among the Borrower, the Lenders party thereto and The Chase Manhattan Bank, f/k/a Chemical Bank, as Administrative Agent, as amended, and the existing Indebtedness under that certain Credit Agreement dated as of May 12, 1999 by and between the Borrower and U.S. Bank.

                  "Federal Funds Rate": For any period of determination, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions, with member banks of the Federal Reserve System only, as reasonably determined by the Agent.

                  "Funded Debt": For the Borrower and its Subsidiaries at any time, the aggregate amount of consolidated Indebtedness consisting of obligations for borrowed money of the Borrower and its Subsidiaries at such time, including Capitalized Lease Obligations, but excluding trust originated preferred securities and excluding Indebtedness described in clauses (h), (i), (j) and (k) of the definition of the term "Indebtedness" as set forth in this Section 1.1 unless such Indebtedness would be included on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Governmental Authority": Any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

                  "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "Index Funded Debt": The senior, unsecured, noncredit enhanced, long-term Funded Debt of the Borrower.

                  "Insurance Business": One or more aspects of the business of selling, issuing, underwriting, reinsuring, producing, administering, managing or servicing life and health insurance and activities incidental thereto.

                  "Insurance Regulatory Information System": The Insurance Regulatory Information system promulgated by the NAIC, or any successor system promulgated by the NAIC.

                  "Insurance Subsidiaries": RLIC, NLIC, SCL, RLNY and any other subsidiary, whether now owned or hereafter acquired, that is regulated, in accordance with applicable state law or any Federal law, as an insurer by an insurance commission or similar Governmental Authority located in the state in which such Subsidiary is domiciled or by any Federal Insurance Governmental Authority.

                  "Interest Period": With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (a) Any Interest Period that would otherwise end on a
                  day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (b) Any Interest Period that begins on the last
                  Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (c) Any Interest Period that would otherwise end
                  after the applicable Revolving Commitment Ending Date shall end on the applicable Revolving Commitment Ending Date.

                  "Lender": As defined in the opening paragraph hereof.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan Documents": This Agreement, the Revolving 364-Day Notes and Revolving 3-Year Notes.

                  "Majority Lenders": At any time, Lenders holding at least 51% of the aggregate unpaid principal amount of the Revolving Notes or, if no Revolving Loans are at the time outstanding hereunder, Lenders holding at least 51% of the Aggregate Revolving Commitment Amounts.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

                  "NAIC": The National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other-like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

                  "NLIC": Northern Life Insurance Company, a Washington life insurance company.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Revolving Notes, when and as due, whether by acceleration or otherwise and all fees (including Revolving Facility Fees), expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in
         Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

                  "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "Reference Rate": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                  "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reinsurance Agreements": All agreements, contracts, treaties, certificates and other arrangements whereby an insurance company agrees to transfer or cede to another insurer all or part of the liability assumed by such insurance company under a policy or policies of insurance reinsured by such insurance company.

                  "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

                  "Revolving 364-Day Commitment": With respect to a Lender, the agreement of such Lender to make Revolving 364-Day Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed such Lender's Revolving 364-Day Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving 3-Year Commitment": With respect to a Lender, the agreement of such Lender to make Revolving 3-Year Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed such Lender's Revolving 3-Year Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving Commitment": A Revolving 364-Day Commitment or a Revolving 3-Year Commitment.

                  "Revolving 364-Day Commitment Amount": With respect to all the Lenders in the aggregate, $75,000,000, and with respect to a Lender, initially the amount set opposite such Lender's name on Schedule 1.1(a) hereof as its Revolving 364-Day Commitment Amount, as the same may be reduced from time to time pursuant to Section 2.8.

                  "Revolving 3-Year Commitment Amount": With respect to all the Lenders in the aggregate, $175,000,000, and with respect to a Lender, initially the amount set opposite such Lender's name on Schedule 1.1(a) hereof as its Revolving 3-Year Commitment Amount, as the same may be reduced from time to time pursuant to Section 2.8.

                  "Revolving Commitment Ending Date(s)": The Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date.

                  "Revolving 364-Day Commitment Ending Date": June 27, 2000.

                  "Revolving 3-Year Commitment Ending Date": June 30, 2002.

                  "Revolving 364-Day Facility Fees": As defined in Section
         2.9(a).

                  "Revolving 3-Year Facility Fees": As defined in Section
         2.9(b).

                  "Revolving 364-Day Loan": As defined in Section 2.1(a).

                  "Revolving 3-Year Loan": As defined in Section 2.1(b).

                  "Revolving Loan": A loan made by a Lender to the Borrower pursuant to Section 2.1.

                  "Revolving Loan Date": The date of the making of any Revolving Loans hereunder.

                  "Revolving 364-Day Note": A promissory note of the Borrower in the form of Exhibit 1.1A hereto.

                  "Revolving 3-Year Note": A promissory note of the Borrower in the form of Exhibit 1.1B hereto.

                  "Revolving Note": A Revolving 364-Day Note or a Revolving 3-Year Note.

                  "Revolving 364-Day Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the Revolving 364-Day Commitment Amount of such Lender and the denominator of which is the Aggregate Revolving 364-Day Commitment Amounts.

                  "Revolving 3-Year Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the Revolving 3-Year Commitment Amount of such Lender and the denominator of which is the Aggregate Revolving 3-Year Commitment Amounts.

                  "Revolving 364-Day Termination Date": The earliest of (a) Revolving 364-Day Commitment Ending Date, (b) the date on which the Revolving 364-Day Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving 364-Day Commitment Amounts are reduced to zero pursuant to Section 2.8 hereof.

                  "Revolving 3-Year Termination Date": The earliest of (a) Revolving 3-Year Commitment Ending Date, (b) the date on which the Revolving 3-Year Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving 3-Year Commitment Amounts are reduced to zero pursuant to Section 2.8 hereof.

                  "Risk-Based Capital": With respect to the Insurance Subsidiaries at any time, the Risk-Based Capital (as computed in accordance with SAP) of the Insurance Subsidiaries (consolidated in accordance with SAP) at such time.

                  "RLIC": ReliaStar Life Insurance Company, a Minnesota life insurance company.

                  "RLNY": ReliaStar Life Insurance Company of New York, a New York life insurance company.

                  "SAP": With respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory authority applied on a consistent basis.

                  "SCL": Security-Connecticut Life Insurance Company, a Connecticut life insurance company.

                  "Significant Insurance Subsidiaries": RLIC, NLIC, SCL and RLNY including any successor or successors to such Subsidiaries.

                  "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Statement of Actuarial Opinion": With respect to any Insurance Subsidiary, the Statement of Actuarial opinion required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law or, if such Applicable Insurance Regulatory Authority shall no longer require such a statement, information equivalent to that required to be included in the Statement of Actuarial Opinion that was filed immediately prior to the time such statement was no longer required.

                  "Subsidiary":With respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more Subsidiaries of the parent.

                  "Total Capitalization": At any date of determination, the sum of Total Funded Debt and Consolidated Net Worth.

                  "Total Funded Debt": At any date of determination, the aggregate amount of consolidated Funded Debt of the Borrower and its Subsidiaries at such time.

                  "Total Revolving Outstandings": As of any date of determination, the sum of the Total Revolving 364-Day Outstandings and the Total Revolving 3-Year Outstandings.

                  "Total Revolving 364-Day Outstandings": As of any date of determination, the aggregate unpaid principal balance of the Revolving 364-Day Loans outstanding on such date.

                  "Total Revolving 3-Year Outstandings": As of any date of determination, the aggregate unpaid principal balance of the Revolving 3-Year Loans outstanding on such date.

                  "Total Revolving Percentage": With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the sum of the Revolving 364-Day Commitment Amount of such Lender and the Revolving 3-Year Commitment Amount of such Lender and the denominator of which is the sum of the Aggregate Revolving 364-Day Commitment Amounts and the Aggregate Revolving 3-Year Commitment Amounts of all the Lenders.

                  "USBNA": U.S. Bank National Association, a national banking association.

                  "Withdrawal Liability": Liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Section I.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Majority Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         Section I.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         Section I.4 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."


                                   ARTICLE II
                                   ----------

                         TERMS OF THE CREDIT FACILITIES

         Section 2.1 The Revolving Commitments. Each of the Lenders agrees, severally and not jointly, upon the terms and subject to the conditions hereinafter set forth, to make available to the Borrower the following credit facilities:

                  2.1(a) The Revolving 364-Day Commitment. A revolving credit facility available as loans ("Revolving 364-Day Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Revolving 364-Day Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof. Revolving 364-Day Loans shall be made by the several Lenders ratably in the proportion of their respective Revolving 364-Day Commitments Amounts. Revolving 364-Day Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Base Rate Advances or as Eurodollar Rate Advances.

                  2.1(b) The Revolving 3-Year Commitment. A revolving credit facility available as loans ("Revolving 3-Year Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Revolving 3-Year Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof. Revolving 3-Year Loans hereunder shall be made by the several Lenders ratably in the proportion of their respective Revolving 3-Year Commitments Amounts. Revolving 3-Year Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Base Rate Advances or as Eurodollar Rate Advances.

Notwithstanding the foregoing, (i) no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the Aggregate

Revolving Commitment Amount, and (ii) no more than ten Eurodollar Rate Advances, in the aggregate, shall be outstanding under a Lender's Revolving Loans (whether 364-Day Revolving Loans or 3-Year Revolving Loans, or both) at any time. For purposes of clause (ii) the preceding sentence, Eurodollar Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Advances.

         Section 2.2 Procedure for Revolving Loans; Allocation to Revolving Notes. Any request by the Borrower for Revolving Loans hereunder shall be in writing and must be given so as to be received by the Agent not later than 11:00 a.m. (Minneapolis time) three Eurodollar Business Days prior to the requested Revolving Loan Date if the Revolving Loans (or any portion thereof) are requested as Eurodollar Rate Advances and not later than 11:00 a.m. (Minneapolis time) on the requested Revolving Loan Date if the Revolving Loans are requested as Base Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date which shall be in a minimum amount of $5,000,000 or, if more, an integral multiple of $1,000,000 in excess thereof, (iii) whether such Revolving Loans are to be made as Revolving 364-Day Loans or Revolving 3-Year Loans, (iv) whether such Revolving Loans are to be funded as Base Rate Advances or Eurodollar Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (v) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each other Lender of the receipt of such request, the matters specified therein, and of such Lender's ratable share of the requested Revolving Loans. On the date of the requested Revolving Loans, each Lender shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 1:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 2:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. If the Agent has made a Revolving Loan to the Borrower on behalf of a Lender but has not received the amount of such Revolving Loan from such Lender by the time herein required, such Lender shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Revolving Loan to the date funds are received by the Agent from such Lender, such interest to be payable with such remittance from such Lender of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Lender if the Agent has received prior notice from such Lender that it will not make such Revolving Loan). If the Agent does not receive payment from such Lender by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate (or rates) then applicable to the such Revolving Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Lender. If such Lender pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Lender shall be entitled to the interest payable by the Borrower with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan.

         Section 2.3 Revolving Notes. The Revolving 364-Day Loans of each Lender shall be evidenced by a Revolving 364-Day Note, payable to the order of such Lender in a principal amount equal to such Lender's Revolving 364-Day Commitment Amount. The Revolving 3-Year Loans of such Lender shall be evidenced by a Revolving 3-Year Note, payable to the order of such Lender in a principal amount equal to such Lender's Revolving 3-Year Commitment Amount. Upon receipt of each Lender's Revolving Notes from the Borrower, the Agent shall mail such Notes to such Lender. Each Lender shall enter in its ledgers and records the amount of each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Lender is authorized by the Borrower to enter on a schedule attached to its Revolving Notes, as appropriate, a record of such Revolving Loans, Advances and payments; provided, however that the failure by any Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Notes of each Lender shall be the aggregate amount of all Revolving Loans made by such Lender less all payments of principal thereof made by the Borrower.

         Section 2.4 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Base Rate Advances or Eurodollar Rate Advances or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as Eurodollar Rate Advances only in integral multiples, as to the aggregate amount of the Advances of all Lenders so converted or continued, of $5,000,000, or, if more, in integral multiples of $1,000,000 in excess thereof. The Borrower shall give the Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Agent not later than 11:00 a.m. (Minneapolis time) three Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and not later than 11:00 a.m. (Minneapolis time) on the date of the requested continuation of or conversion to Base Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Advances, and (iii) a Business Day in the case of continuations of or conversions to Base Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Agent of the continuation of any Eurodollar Rate Advances or of the conversion of Eurodollar Rate Advances to Base Rate Advances or vice versa within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Base Rate Advances of the same principal amount. All conversions and continuation of Advances must be made uniformly and ratably among the Lenders.

         Section 2.5 Interest Rates, Interest Payments and Default Interest.

                  2.5(a) The Revolving 364-Day Loans. Interest shall accrue and be payable on the Revolving 364-Day Loans as follows:

                           (i) Subject to Section 2.5(a)(iii), each Eurodollar
                  Rate Advance comprising a portion of the Revolving 364-Day Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin applicable to Revolving 364-Day Loans.

                           (ii) Subject to Section 2.5(a)(iii), each Base Rate
                  Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the Base Rate.

                           (iii) Upon the occurrence and during the continuance
                  of any Event of Default, each Advance comprising a portion of the Revolving 364-Day Loans shall, at the option of the Majority Lenders, bear interest until paid in full (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) thereafter, at a rate per annum equal to the sum of (1) the Base Rate, plus (2) 2.0%.

                           (iv) Interest shall be payable (A) with respect to
                  each such Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (B) with respect to any such Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (C) with respect to any such Base Rate Advance, on the last day of each month; (D) with respect to all such Eurodollar Rate Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all such Advances, on the Revolving 364-Day Termination Date; provided that interest under Section 2.5 (a)(iii) shall be payable on demand.

                  2.5(b) The Revolving 3-Year Loans. Interest shall accrue and be payable on the Revolving 3-Year Loans as follows:

                           (i) Subject to Section 2.5(b)(iii), each Eurodollar
                  Rate Advance comprising a portion of the Revolving 3-Year Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin applicable to Revolving 3-Year Loans.

                           (ii) Subject to Section 2.5(b)(iii), each Base Rate
                  Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the Base Rate.

                           (iii) Upon the occurrence and during the continuance
                  of any Event of Default, each Advance comprising a portion of the Revolving 3-Year Loans shall, at the option of the Majority Lenders, bear interest until paid in full (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Base Rate, plus (2) 2.0%.

                           (iv) Interest shall be payable (A) with respect to
                  each such Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (B) with respect to any such Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (C) with respect to any such Base Rate Advance, on the last day of each month; (D) with respect to all such Eurodollar Rate Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all such Advances, on the Revolving 3-Year Termination Date; provided that interest under Section 2.5 (a)(iii) shall be payable on demand.

         Section 2.6 Repayment and Mandatory Prepayment. The unpaid principal amount of all Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the applicable Revolving Termination Date. If at any time the Total Revolving 364-Day Outstandings exceeds the Aggregate Revolving 364-Day Commitment Amount, the Borrower shall immediately repay to the Agent for the account of the Lenders the amount of such excess. If at any time the Total Revolving 3-Year Outstandings exceeds the Aggregate Revolving 3-Year Commitment Amount, the Borrower shall immediately repay to the Agent for the account of the Lenders the amount of such excess. Any such payments shall be applied first against Base Rate

Advances and then to Eurodollar Rate Advances in order starting with the Eurodollar Rate Advances having the shortest time to the end of the applicable Interest Period.

         Section 2.7 Optional Prepayments. The Borrower may prepay Base Rate Advances, in whole or in part, at any time, without premium or penalty. In making any such prepayment, the Borrower shall specify to the Agent the portion or portions thereof to be applied against Base Rate Advances outstanding under the Revolving 364-Day Loans and/or the Revolving 3-Year Loans, respectively, and each partial prepayment with respect to either such category of Revolving Loans shall be in an aggregate amount for all the Lenders of $1,000,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitments in whole, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Advances under this Section
2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Revolving Loans under this Section shall be apportioned ratably among the Lenders in each category of Revolving Loans prepaid.

         Section 2.8 Optional Reduction of Revolving Commitment Amounts or Termination of Revolving Commitments. The Borrower may, at any time, upon not less than three (3) Business Days prior written notice to the Agent, reduce either or both of the Aggregate Revolving Commitment Amounts, with any such reduction in either of the Aggregate Revolving Commitment Amounts to be in a minimum aggregate amount for all the Lenders of $5,000,000 or, if more, in an integral multiple of $1,000,000; provided, however, that the Borrower may not at any time reduce (a) the Aggregate Revolving Commitment Amounts below the applicable Total Revolving Outstandings, (b) the Aggregate Revolving 364-Day Commitment Amounts below the Total Revolving 364-Day Outstandings, or (c) the Aggregate Revolving 3-Year Commitment Amounts below the Total Revolving 3-Year Outstandings; and, provided, further, that all such reductions shall be applied ratably among the Lenders within each category. The Borrower may, at any time, upon not less than ten Business Days prior written notice to the Agent, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Lenders the full amount of all outstanding Revolving Loans, all accrued and unpaid interest thereon, all unpaid Revolving Facility Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.19 and all other unpaid obligations of the Borrower to the Agent and the Lenders hereunder.

         Section 2.9 Revolving Facility Fees.

                  (a) Revolving 364-Day Facility Fees: The Borrower shall pay to the Agent for the account of each Lender fees (the "Revolving 364-Day Facility Fees") in an amount equal to the Applicable Margin per annum in effect for Revolving 364-Day Commitments from time to time applied to the daily amount of the Revolving 364-Day Commitment of such

         Lender during the preceding quarter (whether used or unused). Such Revolving 364-Day Facility Fees are payable in arrears quarterly on the last day of each quarter and on the Revolving 364-Day Termination Date.

                  (b) Revolving 3-Year Facility Fees: The Borrower shall pay to the Agent for the account of each Lender fees (the "Revolving 3-Year Facility Fees") in an amount equal to the Applicable Margin per annum in effect for Revolving 3-Year Commitments from time to time applied to the daily amount of the Revolving 3-Year Commitment of such Lender during the preceding quarter (whether used or unused). Such Revolving 3-Year Facility Fees are payable in arrears quarterly on the last day of each quarter and on the Revolving 3-Year Termination Date.

         Section 2.10 Agent's Fees. The Borrower shall pay to the Agent fees (the "Agent Fees") in accordance with a letter agreement between the Borrower and the Agent concerning such Fees.

         Section 2.11 Computation. Revolving Facility Fees and interest on Advances shall be computed on the basis of actual days elapsed and a year of 360 days.

         Section 2.12 Payments. Payments and prepayments of principal of, and interest on, the Revolving Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Lenders shall be made without setoff or counterclaim in Immediately Available Funds not later than 11 a.m. (Minneapolis time) on the dates called for under this Agreement and the Revolving Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Lender its ratable share of each such payment of principal, interest and fees received by the Agent for the account of the Lenders. Whenever any payment to be made hereunder or on the Revolving Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

         Section 2.13 Extension of Revolving Commitment Ending Dates. If the Borrower by written notice given to the Agent not more than 60 days prior to the Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date requests in writing an extension of the Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date, as the case may be, for an additional period of time and if each Lender, in its sole and absolute discretion and based on such review of the Borrower's financial performance and condition and such other factors as such Lender considers relevant (which may include, without limitation, future loan policies and other policies adopted by such Lender unrelated to the Borrower's financial condition), consents in writing to such extension within thirty (30) days of receipt of the Borrower's request hereunder, then the Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date, as the case may be, shall be extended for such additional period of time, and in such extended period the

Borrower may repeat its request within the same time limit and if each Lender consents the Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date, as the case may be, shall be further extended for an additional period, and so on from time to time, provided, however, that the Borrower may submit no more than three requests for extension of the Revolving 3-Year Commitment Ending Date. In the case of any such extension, the "Revolving 364-Day Commitment Ending Date" or the "Revolving 3-Year Commitment Ending Date," as the case may be, shall be the last day of the period to which such extension has been granted. No Lender shall be under any obligation or commitment to extend the Revolving 364-Day Commitment Ending Date or the Revolving 3-Year Commitment Ending Date, and no such obligation or commitment on the part of any Lender should be inferred from the provisions of this Section.

         Section 2.14 Use of Loan Proceeds. The proceeds of the Revolving Loans shall be used to pay off the Borrower's Existing Loans, for the repurchase of common stock of the Borrower and its Subsidiaries, for working capital, and for other general corporate and/or business purposes of the Borrower and its Subsidiaries in a manner not in conflict with any of the Borrower's covenants in this Agreement.

         Section 2.15 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for Eurodollar Rate Advance, any Lender determines (which determination shall be conclusive and binding, absent manifest error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to such Lender in the relevant market for such Interest Period, or

                  (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of funding or maintaining Eurodollar Rate Advances for such Interest Period,

such Lender shall forthwith give notice to the Borrower and the other Lenders of such determination, whereupon the obligation of such Lender to make or continue, or to convert any Advances to Eurodollar Rate Advances shall be suspended until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Lender shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

         Section 2.16 Increased Cost. If any Regulatory Change:

                  (a) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Revolving Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal office or Applicable Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender's Applicable Lending Office or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Revolving Notes, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If any Lender fails to give such notice within 45 days after it obtains knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice. A certificate of any Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, any Lender may use any reasonable averaging and attribution methods and shall use its best efforts to allocate any costs or reductions to the Borrower and similarly situated customers on an equitable basis. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

         Section 2.17 Illegality. If any Regulatory Change shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Rate Advances, such Lender shall notify the Borrower and the Agent, whereupon the obligation of such Lender to make or continue, or to convert any Advances to Eurodollar Rate shall be suspended until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of such Lender's notice, and upon such conversion the Borrower shall indemnify such Lender in accordance with
Section 2.19.

         Section 2.18 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on any Lender's capital or the capital of its parent corporation (by an amount such Lender deems material) as a consequence of its Revolving Commitment and/or Advances to a level below that which such Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account such Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within 30 days after written notice and demand from such Lender (with a copy to the Agent), pay to such Lender additional amounts sufficient to compensate such Lender or its parent corporation for such reduction. If any Lender fails to give such notice within 45 days after it obtains knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for diminished returns as a result of such reduction for the period from and after the date 45 days prior to the date that such Lender does give such notice. Any determination by such Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by such Lender shall be final, conclusive and binding for all purposes, absent manifest error.

         Section 2.19 Funding Losses; Eurodollar Rate Advances. The Borrower shall compensate each Lender, upon its written request, for all losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits) which such Lender may sustain: (i) if for any reason, other than a default by such Lender, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.15, occurs on any day other than the last day of the Interest Period applicable thereto. A Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

         Section 2.20 Discretion of Lenders as to Manner of Funding. Each Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.19) shall be made as if such Lender had actually funded and maintained each Eurodollar Rate Advances during the Interest Period for such Advance through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate, as the case may be, for such Interest Period.

                                   ARTICLE III
                                   -----------

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions of Initial Transaction. The making of the initial Revolving Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

                  3.1(a) Documents. The Agent shall have received the following in sufficient counterparts (except for the Revolving Notes) for each
         Lender:

                           (i) A Revolving 364-Day Note and a Revolving 3-Year
                  Note drawn to the order of each Lender executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

                           (ii) A copy of the corporate resolutions of the
                  Borrower authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                           (iii) An incumbency certificate showing the names and
                  titles and bearing the signatures of the officers of the Borrower authorized to execute the Loan Documents and to request Revolving Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                           (iv) A copy of the Certificate of Incorporation of
                  the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 20 days prior to the Closing Date.

                           (v) A certificate of good standing for the Borrower
                  in the jurisdiction of its incorporation and in the State of Minnesota, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

                           (vi) A copy of the bylaws of the Borrower, certified
                  as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                           (vii) Evidence satisfactory to the Agent that the
                  Existing Loans have been paid in full or will be paid in full with the proceeds of such initial Revolving Loans.

                           (viii) A certificate dated the Closing Date of the
                  chief executive officer or chief financial officer of the Borrower certifying as to the matters set forth in Sections
                  3.2 (a) and 3.2 (b) below.

                  3.1(b) Opinion. The Borrower shall have requested its counsel to prepare a written opinion, addressed to the Lenders and dated the Closing Date, covering the matters set forth in Exhibit 3.1(A) hereto, and such opinion shall have been delivered to the Agent in sufficient counterparts for each Lender.

                  3.1(c) Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

                  3.1(d) Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Lenders and the Agent's special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Lender or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

                  3.1(e) Fees and Expenses. The Agent shall have received for itself and for the account of the Lenders all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 9.2.

         Section 3.2 Conditions Precedent to all Loans. The obligation of the Lenders to make any Revolving Loans hereunder (including the initial Revolving Loans) shall be subject to the fulfillment of the following conditions:

                  3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Revolving Loan, with the same force and effect as if made on such date.

                  3.2(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Revolving Loan or will exist after giving effect to the Revolving Loans made on such date so issued.

                  3.2(c) Notices and Requests. The Agent shall have received the Borrower's request for such Revolving Loans as required under Section 2.2.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make Revolving Loans hereunder, the Borrower represents and warrants to the Lenders:

         Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Revolving Notes and to perform its obligations under the Loan Documents. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower or such Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole.

         Section 4.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Revolving Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

         Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 4.5 Financial Statements and Condition. The Borrower has heretofore furnished to the Lenders (a) audited consolidated balance sheets and statements of income and cash flow and changes in financial condition as of and for the fiscal year ended December 31, 1998 and (b) the Annual Statement of each of the Significant Insurance Subsidiaries for the fiscal year ended December 31, 1998, prepared in accordance with SAP and filed with such Significant Insurance Subsidiary's Applicable Insurance Regulatory Authority. The financial statements furnished by the Borrower to the Lenders have been prepared in accordance with GAAP in the case of clause (a) and SAP, in the case of clause (b), in each case on a consistent basis. All the foregoing financial statements that were prepared in accordance with GAAP fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended, and all the financial statements that were prepared in accordance with SAP present fairly the statutory assets, liabilities, capital and surplus, results of operations and cash flows of the applicable Significant Insurance Subsidiaries taken as a whole, and in each case as of the relevant dates and for the relevant periods. All the foregoing balance sheets and the notes thereto disclose all material liabilities required to be disclosed in accordance with GAAP or SAP, as the case may be. Since March 31, 1999, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

         Section 4.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality for which there is a reasonable probability of an adverse determination, and, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents.

         Section 4.7 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower and its Subsidiaries, taken as a whole, or which would require a material expenditure by the Borrower and its Subsidiaries, taken as a whole, to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. Except as set out on Schedule
4.7 attached hereto, the Borrower does not have knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require capital expenditures which would have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

         Section 4.8 ERISA. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $10,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $10,000,000 the value of the assets of all such underfunded Plans. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and the ERISA Affiliates taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such

Plan that would materially and adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

         Section 4.9 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

         Section 4.10 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 5.1 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.12.

         Section 4.11 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

         Section 4.12 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 4.13 Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower to carry out its obligations under any Loan Document.

         Section 4.14 Force Majeure. Since the date of the most recent financial statement referred to in Section 5.1, the business, properties and other assets of the Borrower and the

Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

         Section 4.15 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.16 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.17 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees, except as set forth on Schedule 4.17 hereto.

         Section 4.18 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 5.1 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

         Section 4.19 Subsidiaries. Schedule 4.19 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 4.20 Year 2000 The Borrower has reviewed its computer hardware, software and equipment containing embedded microchips essential to its business and operations to ascertain whether such hardware, software or equipment will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap-year calculations (the "Year 2000 Problem"). The Borrower has developed and implemented a detailed program to address any Year 2000 Problems presented by hardware, software and equipment necessary to permit the Borrower to conduct its business without material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Lenders. Based on review of such program, the Borrower has no reason to believe that the Year 2000 Problem will give rise to a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Lenders. The Borrower agrees that this representation will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Advance under this Agreement or the Notes or delivers any information to the Agent or the Lenders. The Borrower will promptly deliver to the Agent or the Lenders such information relating to this representation as the Agent or the Lenders may request from time to time.

                                    ARTICLE V
                                    ---------

                              AFFIRMATIVE COVENANTS

         Until any obligation of the Lenders hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Notes and all of the other Obligations have been paid in full , unless the Majority Lenders shall otherwise consent in writing:

         Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Lenders:

                  5.1(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of income, cash flow and changes in shareholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Agent.

                  5.1(b) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters, unaudited consolidated statements of income, cash flow and changes in shareholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

                  5.1(c) As soon as practicable and in any event within 60 days after the end of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit 5.1 (d) signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.7 and 6.8, as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(d) As soon as available but in any event within 75 days after the close of each fiscal year, (i) a copy of the Annual Statement of RLIC for such fiscal year, filed with the Applicable Insurance Regulatory Authority and certified by a Responsible Officer to the effect that such statement presents fairly the statutory assets, liabilities, capital and surplus, results of operations and cash flows in accordance with SAP, consistently applied, (ii) the Statement of Actuarial Opinion of RLIC for such fiscal year and as filed with the Applicable Insurance Regulatory Authority; provided that, if such statements are required by any Applicable Insurance Regulatory Authority to be certified by accountants or actuaries, such statements shall be delivered to the Lenders so certified promptly after the filing date required by such Applicable Insurance Regulatory Authority with respect thereto, and (iii) promptly following the request of the Agent, copies of each of the documents required in the preceding two paragraphs filed with respect to each other Significant Insurance Subsidiary for such fiscal year.

                  5.1(e) As soon as available but in any event within 60 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of the Quarterly Statement of each Significant Insurance Subsidiary for such fiscal quarter and as filed with the Applicable Insurance Regulatory Authority, certified by a Responsible Officer of the Borrower as fairly presenting the statutory assets, liabilities, capital and surplus, results of operations and cash flows of such Significant Insurance Subsidiary.

                  5.1(f) Promptly after delivery to a Significant Insurance Subsidiary, final copies of all regular and periodic reports of examinations of such Significant Insurance Subsidiary, delivered to such Significant Insurance Subsidiary by the Applicable Insurance Regulatory Authority.

                  5.1(g) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials (including without limitation Forms 10-Q and Forms 10-K) filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be.

                  5.1(h) Promptly upon the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(i) Promptly upon the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  5.1(j) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Lender may reasonably request.

         Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

         Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

         Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

         Section 5.5 Inspection. The Borrower shall permit any Person designated by the Agent or any Lender to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or such Lender may designate. So long as no Event of Default exists, the expenses of the Agent or the Lenders for such visits, inspections and examinations shall be at the expense of the Agent or each Lenders, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 5.7 Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 5.8 Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

         Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party in which an adverse determination or result is probable and could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

         Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Agent (i) as soon as possible after, and in any event within 30 days after any financial officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a financial officer of the Borrower setting forth details as to such Reportable Event and the action that the financial officer of the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a financial officer of the Borrower setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

         Section 5.11 Environmental Matters; Reporting. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Borrower and the Subsidiaries taken as a whole. The Borrower will give the Agent prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         Section 5.12 Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution or acknowledgment thereof. Promptly upon request by the Agent or the Majority Lenders, the Borrower also shall do, execute, acknowledge and deliver any and all assignments, estoppel certificates, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Majority Lenders may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; and (b) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lenders the rights granted now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey or assign to the Agent for the benefit of the Lenders in order to carry out the intention or facilitate the performance of the provisions of any Loan Document.

         Section 5.13 Risk-Based Capital. The Borrower will cause each Insurance Subsidiary to maintain at all times Risk-Based Capital in an amount in excess of the applicable "company action level" (as defined by the NAIC) for each such Insurance Subsidiary.

         Section 5.14 Insurance Regulatory Information System. The Borrower will cause each Insurance Subsidiary to comply in all material respects with the requirements of the Insurance Regulatory Information System.

                                   ARTICLE VI
                                   ----------

                               NEGATIVE COVENANTS

         Until any obligation of the Lenders hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Notes and all of the other Obligations have been paid in full, unless the Majority Lenders shall otherwise consent in writing:

         Section 6.1 Merger and Disposition of Assets. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets or any stock of any Subsidiary, or permit any Subsidiary to do any of the foregoing, except that:

                  (a) the Borrower may dispose of any Subsidiary or its assets, other than a Significant Insurance Subsidiary or its assets, either through (i) the merger of such Subsidiary (provided that the surviving person resulting from such merger is not a Subsidiary) , (ii) the sale of all or substantially all of the assets of such Subsidiary or (iii) the sale of the capital stock of such Subsidiary; provided that no Default or Event of Default has occurred and is continuing or would occur as a result of any disposition pursuant to the foregoing clauses
         (i), (ii) or (iii);

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another wholly-owned Subsidiary; provided that a Significant Insurance Subsidiary may only sell, lease, transfer or otherwise dispose of a substantial part of its assets (upon voluntary liquidation or otherwise), other than in the ordinary course of business consistent with past practice, to another Significant Insurance Subsidiary; or

                  (c) subject to Section 6.4, provided that no Default or Event of Default has occurred and is continuing or would occur as a result thereof, any Person may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more Subsidiaries (provided that the Subsidiary shall be the continuing or surviving corporation) .

         Section 6.2 Plans. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary.

         Section 6.3 Change in Nature of Business. The Borrower will not (a) permit any Significant Insurance Subsidiary to engage at any time in any business or business activity other than the insurance business and related financial services currently conducted by such Subsidiary and business activities reasonable incidental thereto, and
(b) engage at any time in any business or business activity other than owning all the capital stock of its Subsidiaries, investing in a portfolio of assets, and business activities reasonably incidental thereto.

         Section 6.4 Negative Pledges; Subsidiary Restrictions. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

         Section 6.5 Dividends and Distributions. The Borrower will not, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or other-wise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose if there is then continuing any Default or Event of Default.

         Section 6.6 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of the stock of any Subsidiary directly or indirectly owned by the Borrower.

         Section 6.7 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than $1,750,000,000.

         Section 6.8 Total Funded Debt/Capitalization Ratio. The Borrower will not permit its Total Funded Debt at any time to exceed forty percent (40%) of Total Capitalization.

         Section 6.9 Loan Proceeds. The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of any Revolving Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

                                   ARTICLE VII
                                   -----------

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  7.1(a) Any representation or warranty made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to any Lender or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified;

                  7.1(b) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal on any Revolving Note required to be made to the Agent or any Lender pursuant to this Agreement;

                  7.1(c) The Borrower shall fail to make when due any payment of interest on any Revolving Note or fee or any other amount (other than an amount referred to in Section 7.1(b) herein) required to be made to the Agent or any Lender pursuant to this Agreement, and such failure to pay shall continue unremedied for a period of ten calendar days;

                  7.1(d) The Borrower shall fail to comply with Sections 5.1(h), 5.2, 5.3 and [5.13] hereof or any Section of Article VI hereof;

                  7.1(e) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 10 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lenders, (ii) the date the Borrower should have given notice of such failure to the Lenders pursuant to Section 5.1, or (iii) the date the Agent or any Lender gives notice of such failure to the Borrower;

                  7.1(f) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower or any Subsidiary shall make an assignment for the benefit of creditors;

                  7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Subsidiary;

                  7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 45 days undismissed;

                  7.1(i) A judgment or judgments for the payment of money in excess of the sum of $10,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment;

                  7.1(j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness shall be deemed "material" if it exceeds $15,000,000 as to any item of Indebtedness or if it exceeds $45,000,000 in the aggregate for all items of Indebtedness, with respect to which any of the events described in this
         Section 7.1(j) has occurred;

                  7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof;

                  7.1(l) (i) Any party to any material Reinsurance Agreement (whether entered into as of the date hereof or hereafter entered into) to which any Insurance Subsidiary is a party shall fail to comply with any material provision thereof where such failure could reasonably be expected to result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Lenders, or (ii) any reinsurer under any Reinsurance Agreement shall become or shall be declared insolvent or any order of liquidation, rehabilitation, conservation or supervision shall be entered against any such reinsurer, or any other kind of delinquency proceeding shall be commenced against any such reinsurer, if any event contemplated by clause (i) or (ii) could reasonably be expected to result in a material adverse effect. For purposes of this Section 7.1(l)(ii), a Reinsurance Agreement shall be deemed "material" if the maximum amount of losses insured thereby exceeds $10,000,000 in the aggregate;

                  7.1(m) Any Applicable Insurance Regulatory Authority shall issue with respect to any Insurance Subsidiary (i) any order of conservation, supervision, rehabilitation or any other order of like effect or (ii) any other order that is reasonably likely to result in a material adverse effect or an impairment of the rights of or benefits available to the Agent or any of the other Lenders under any Loan Document; or

                  7.1(n) Any Change of Control shall occur.

         Section 7.2 Remedies. If (a) any Event of Default described in Sections
7.1 (f), (g) or (h) shall occur with respect to the Borrower, each of the Revolving Commitments shall automatically terminate and the Revolving Notes and all other Obligations shall automatically become immediately due and payable; or
(b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Lenders, the Agent shall take any of the following actions so requested: (i) declare each of the Revolving Commitments terminated, whereupon the Revolving Commitments shall terminate and (ii) declare the outstanding unpaid principal balance of the Revolving Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Revolving Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Majority Lenders, the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

         Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes each Lender to set off any Obligations owed to such Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, such Lender. Such right shall exist whether or not such Lender shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders. Each Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the

Borrower of its exercise of such setoff right; provided, however, that the failure of such Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Lender to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII
                                  ------------

                                    THE AGENT

         The following provisions shall govern the relationship of the Agent with the Lenders.

         Section 8.1 Appointment and Authorization. Each Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Lenders.

         Section 8.2 Note Holders. The Agent may treat the payee of any Revolving Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

         Section 8.3 Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         Section 8.4 Loan Documents. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         Section 8.5 USBNA and Affiliates. With respect to its Revolving Commitment and the Revolving Loan made by it, USBNA shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent consistent with the terms thereof, and USBNA and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

         Section 8.6 Action by Agent. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all holders of Revolving Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

         Section 8.7 Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

         Section 8.8 Notices of Event of Default, Etc. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Lenders.

         Section 8.9 Indemnification. Each Lender agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Lender's share of the aggregate Revolving Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Lender under this Section shall relieve the Borrower of any of its obligations under this Agreement.

         Section 8.10 Payments and Collections. All funds received by the Agent in respect of any payments made by the Borrower on the Revolving Notes or Revolving Facility Fees shall be distributed forthwith by the Agent among the Lenders, in like currency and funds as received, ratably according to each Lender's Revolving Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Lender who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Lender in the proportion that the costs incurred by the Agent or such Lender bear to the total of all such costs incurred by the Agent and all Lenders; (b) next to the Agent for the account of the Lenders (in accordance with their respective Revolving Percentages) for application on the Revolving Notes; and (c) last to the Agent for the account of the Lenders (in accordance with their respective Revolving Percentages) for any unpaid Revolving Facility Fees owing by the Borrower hereunder .

         Section 8.11 Sharing of Payments. If any Lender shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Revolving Notes in excess of such Lender's share thereof as determined under this Agreement, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Revolving Notes held by such other Lenders as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Lenders; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Lender agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Revolving Notes and participations therein held by such Lender, next to any other Indebtedness of the Borrower to such Lender arising under or pursuant to this Agreement and to any participations held by such Lender in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrower to such Lender.

         Section 8.12 Advice to Lenders. The Agent shall forward to the Lenders copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Lender.

         Section 8.13 Resignation. If at any time USBNA shall deem it advisable, in its sole discretion, it may submit to each of the Lenders and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Lenders may appoint a successor Agent.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS


         Section 9.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that

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no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Lenders are not signatories without the Lenders joining therein, provided the Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Lenders.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

                  9.1(a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Revolving Note with respect to the payment or repayment thereof, without the consent of the holder of each Revolving Note so affected; or

                  9.1(b) Increase the amount or extend the time of any Revolving Commitment of any Lender, without the consent of such Lender; or

                  9.1(c) Reduce the rate or extend the time of payment of any fee payable to a Lender, without the consent of the Lender affected; or

                  9.1(d) Amend the definition of Majority Lenders or otherwise reduce the percentage of the Lenders required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Lenders; or

                  9.1(e) Amend any of the foregoing Sections 9.1 (a) through (d) or this Section 9.1 (e) without the consent of all the Lenders; or

                  9.1(f) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent.

         Section 9.2 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including fees and expenses of Dorsey & Whitney LLP, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

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

         Section 9.3 Waivers, etc. No failure on the part of the Agent or the holder of a Revolving Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.4 Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram or facsimile transmission (provided the sender has confirmation of transmission), from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Lender under Article II hereof shall be deemed to have been given only when received by the Agent or such Lender.

         Section 9.5 Taxes. The Borrower agrees to pay, and save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Notes, which obligation of the Borrower shall survive the termination of this Agreement.

         Section 9.6 Successors and Assigns; Disposition of Loans; Transferees.

                  9.6(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  9.6(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Loan or other Obligation owing to such Lender, any Revolving Note held by such Lender, and any Revolving Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Revolving Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under

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

         this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Lender will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a) - (d), or to any release of all or substantially all of the collateral, without the prior consent of such Participant. The Borrower agrees that if amounts outstanding under this Agreement, the Revolving Notes, and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 8.11. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16, 2.17, 2.18, 2.19, 2.20 and 9.2 with respect to its participation in the Revolving Commitments and Revolving Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  9.6(c) Each Lender may, from time to time, with the consent of the Agent and, except during the occurrence and during the continuance of an Event of Default, the Borrower (which consents shall not be unreasonably withheld), assign to other lenders ("Assignees") part of its Revolving Commitment Amounts, together with equivalent proportions of the Revolving Loans (but not less than $10,000,000 in the aggregate to any Lender) then held by that Lender. Each such assignment shall be pursuant to an agreement in substantially the form of Exhibit 9.6(c), which agreement shall specify in each instance the portion of the Obligations evidenced by the Revolving Notes which are to be assigned to each Assignee and the portion of the Revolving Commitment Amounts of the assigning Lender to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that unless the assignment is to the affiliate of a Lender the assigning Lender must pay to the Agent a processing and recordation fee of $3,500; provided, further, that the aggregate amount of the Revolving Commitment Amount which is the subject of the assignment shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and provided, that following any such assignment, the transferring Lender shall (i) continue to hold a Revolving Commitment Amount in an aggregate amount not less than $10,000,000. Any Assignee, to the extent of such assignment (unless otherwise provided therein), shall have all the rights and obligations of a Lender hereunder and the assigning Lender shall be released from its duties and obligations under this Agreement to the extent of such assignment. Upon the execution of each Assignment Agreement by the assigning Lender, the relevant Assignee, the Borrower and the Agent, payment to the assigning Lender by such Assignee of the purchase price for the portion of the Obligations being acquired by it, payment by the assigning bank to the Agent of the processing and recording fee and receipt by the Borrower of a copy of the relevant Assignment Agreement,
         (x) such Assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment, Commitment Percentage and a Total Percentage in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender under this Agreement, (y) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Lender shall surrender to the Agent the Revolving Note a portion of which is being assigned, and the Borrower shall execute and deliver a Revolving Note to the Assignee in the amount of its Revolving Commitment or the outstanding principal amount of its Revolving Loans, as applicable, and a new Revolving Note to the assigning Lender in the amount of its Revolving Commitment or the outstanding principal amount of its Revolving Loans, as applicable, after giving effect to the reduction occasioned by such assignment.

                  9.6(d) The Borrower shall not be liable for any costs incurred by the Lenders in effecting any participation or assignment.

                  9.6(e) Each Lender may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, such Lender shall first obtain the written agreement of such prospective Assignee or Participant to comply with the provisions of Section 9.7.

                  9.6(f) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, provided, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory Note or Notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

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

         Section 9.7 Confidentiality of Information. The Agent and each Lender shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Lender and the Borrower and shall not be divulged to any Person other than the Lenders, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Lenders hereunder and under the Revolving Notes and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Lender or by any applicable law, rule, regulation or judicial process, the opinion of such Lender's counsel concerning the making of such disclosure to be binding on the parties hereto; provided, however, a Lender shall not disclose any such information to prospective assignees and participants pursuant to clause (c) of this sentence unless (i) such prospective assignee or participant agrees to be bound by the provisions of this Section 9.7 and (ii) the Agent consents to such a sale or participation in writing. No Lender shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 9.7.

         Section 9.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE REVOLVING NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

         Section 9.9 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER

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ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP
CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 9.10 Waiver of Jury Trial. EACH OF THE BORROWER , THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 9.11 Survival of Agreement. All representations, warranties, covenants and agreements made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lenders and shall survive the making of the Revolving Loans by the Lenders and the execution and delivery to the Lenders by the Borrower of the Revolving Notes, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitments have not been terminated; provided, however, that the obligations of the Borrower under Section 9.2, 9.5 and 9.12 and the obligations of the Lenders under Section 9.7 shall survive payment in full of the Obligations and the termination of the Revolving Commitments.

         Section 9.12 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Lenders and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Lenders and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                  (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                  (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lenders by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

         This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the latest of the Revolving 364-Day Termination Date, the Revolving 3-Year Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

         Section 9.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 9.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

         Section 9.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 9.16 Borrower Acknowledgments. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Agent or any Lender, and (d) neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Agent or any Lender is for the protection of the Lenders and neither the Borrower nor any third party is entitled to rely thereon.



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